PHOTRONICS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measure
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income
(in thousands)
(Unaudited)

	Three Months Ended				Nine Months Ended
	August 3,		July 28,		August 3,		July 28,
	2014		2013		2014		2013
	$	%	$	%	$	%	$	%
GAAP Operating Income	$11,057	8.9%	$10,025	9.1%	$19,519	5.9%	$23,299	7.4%
(a) Acquisition transaction expenses	—	—	—	—	2,455	0.7	—	—

Non-GAAP Operating Income	$11,057	8.9%	$10,025	9.1%	$21,974	6.6%	$23,299	7.4%

(a)	Represents transaction expenses in connection with the acquisition of DNP Photomask Technology Taiwan Co., Ltd., a wholly-owned subsidiary of Dai Nippon Printing Co., Ltd.